[Form of June 26, 1996]                                           EXHIBIT (4d)

[Form of Supplemental Indenture. A Supplemental Indenture entered into between the Company, the Guarantor and the Trustee with respect to each Series of Senior Debt Securities issued pursuant to the Indenture, in definitive, executed form, will be filed by the Company with the Commission as an Exhibit to a current Report on Form 8-K shortly after the closing date for the issuance of each such Series of Senior Debt Securities.]


                         FINA OIL AND CHEMICAL COMPANY,
                                   as Issuer


                                  FINA, INC.,
                                  as Guarantor


                                      and


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   as Trustee


                            SERIES _____ SUPPLEMENT

                         Dated as of __________, 199___

                                       to

                                   INDENTURE

                        Dated as of ___________, 199___


                            $_______________________


                            [SENIOR DEBT SECURITIES]

         SERIES ______ SUPPLEMENT, dated as of _____________, 199___, between FINA OIL AND CHEMICAL COMPANY, a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), FINA, INC., a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Guarantor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture dated as of __________________, 199___, among the Company, the Guarantor and the Trustee (the "Indenture").

                             PRELIMINARY STATEMENT

         Section 2.02 of the Indenture provides, among other things, that the Company, when authorized by its Board of Directors, the Guarantor and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series of Senior Debt Securities and to specify certain terms of such Series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series of Senior Debt Securities with an aggregate principal amount of $___________________ to be known as the Company's [Senior Debt Securities], (the "[Senior Debt Securities]") , and the Company, the Guarantor and the Trustee are executing and delivering this Series _____ Supplement in order to provide for the [Senior Debt Securities].

SECTION 1.  Designation.

         The [Senior Debt Securities] shall be designated as the Company's [Senior Debt Securities].

SECTION 2.  Date of [Senior Debt Securities].

         The [Senior Debt Securities] which are authenticated and delivered by the Trustee to or upon the order of the Company on the Closing Date for the [Senior Debt Securities] shall be dated __________________, _____. All other [Senior Debt Securities] which are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication. For the purposes of this Section 2, "Closing Date" shall mean the date on which the [Senior Debt Securities] are first executed, authenticated and delivered.

SECTION 3.  Aggregate Principal Amount.

         The aggregate principal amount of [Senior Debt Securities] that may be authenticated and delivered under the Indenture and this Series _____ Supplement is limited to $_____________________.

SECTION 4.  Interest Rate.

         The [Senior Debt Securities] shall bear interest at the rate of ______% per annum.




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SECTION 5.  Interest Payment Dates.

         The interest payment dates for the [Senior Debt Securities] are [_________________], commencing on ___________________, 199___.

SECTION 6.  Record Date.

         The record date with respect to an interest payment date shall be the _____ day of the calendar month preceding the month in which such interest payment date falls, or in the case of defaulted interest, the close of business on any special record date.

SECTION 7.  Denominations of [Senior Debt Securities].

         The [Senior Debt Securities] are issuable in denominations of $_______________ and any integral thereof.

SECTION 8.  Currency of Issuance and Payments.

         The [Senior Debt Securities] shall be issued in the currency of ________________ and shall be paid in such currency.

[SECTION 9.  Redemption Date and Price.

         The [Senior Debt Securities] may be redeemed [in full] [in whole or in part] at the Company's option at _____% of the principal amount thereof, plus accrued interest, if redeemed prior to ________________, 199___, and at the following prices (expressed as percentages of the principal amount) if redeemed during the twelve month period beginning ________ of the years indicated below, together in each case with interest accrued to the redemption date:

                                                        Redemption
                                         Year              Price
                                         ----           ----------
                                         19___        $_________________
                                         19___        $_________________

         Beginning ________________, 19__, the Company may redeem the [Senior Debt Securities] at 100% of the principal amount thereof together with interest accrued to the redemption date.]

[SECTION 10.  Sinking Fund.

         As and for a Sinking Fund for the retirement of the [Senior Debt Securities], the Company covenants that on or before _____________, 19___, and annually on or before _____________ of each year thereafter to and including ______________, ________, it will pay to the Trustee a sum in cash sufficient to retire by redemption at a Sinking Fund redemption price set forth below, on the next succeeding ______________, $_________________ principal amount of the [Senior Debt Securities]; provided, however, that in any such year in which _________________ is not a business day,





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such payment shall be made to the Trustee on the last business day preceding such _____________________. In any year, the Company may, at its sole option, increase the payment required to be made pursuant to this Section 10 for such year by an amount not to exceed $______________; provided that such increase shall be an integral multiple of $____________.

         The Sinking Fund redemption price will be equal to the principal amount of the [Senior Debt Securities] to be redeemed pursuant to this Section 10, together with accrued interest to the date fixed for redemption.]

SECTION 11.  Form of [Senior Debt Securities].

         The [Senior Debt Securities] shall be in the form attached hereto as Exhibit A.

SECTION 12.  Maturity Date.

         The [Senior Debt Securities] will mature and be payable in accordance with their terms on __________________, 19___.

SECTION 13.  Book-Entry Matters.

         Pursuant to Section 2.02 of the Indenture, the following provisions shall apply to the [Senior Debt Securities], notwithstanding anything to the contrary in the Indenture:

                 (a) The [Senior Debt Securities] will be issued in fully registered form only. However, except as provided in paragraphs (d),
         (e) and (f) of this Section 13, the registered owner of all of the [Senior Debt Securities] initially shall be The Depository Trust Company ("DTC") or its nominee, and such [Senior Debt Securities] initially shall be registered in the name of DTC or its nominee. Payment of the principal of or interest on [Senior Debt Securities] registered in the name of DTC or its nominee shall be made in the manner and at the address(es) specified in the Letter of Representations, dated ____________, 199__, from the Company and the Trustee to DTC, a copy of which is attached hereto as Exhibit B. DTC (and any successor securities depository) and its (or their) participating institutions (collectively "Participants") shall maintain a book- entry registration and transfer system with respect to ownership of beneficial interests in the [Senior Debt Securities] (the "Book-Entry System").

                 (b) The [Senior Debt Securities] shall be initially issued in the form of a separate, single, authenticated, fully registered [Senior Debt Security] (the "Global Security") which (i) pursuant to Section 2.01 of the Indenture, need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of the [Senior Debt Securities] issued under





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
         this Series _____ Supplement, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered by the Trustee to DTC or its nominee or an approved custodian for DTC (which may include the Trustee), (iv) shall be registered in the Senior Debt Security Register in the name of Cede & Co., as nominee of DTC, and (v) shall contain the following legend on the face thereof:

                 Unless this [Senior Debt Security] is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for [Senior Debt Securities] in definitive certificated form, the Global Security representing the [Senior Debt Securities] may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

                 (c) The Trustee and the Company may treat DTC or its nominee, or any successor securities depository or nominee thereof (collectively, the "Depository"), as the sole and exclusive owner of the [Senior Debt Securities] registered in its name for the purposes of payment of the principal of or interest on the [Senior Debt Securities], giving any notice permitted or required to be given to holders of the [Senior Debt Securities] under the Indenture or this Series _____ Supplement, registering the transfer of the [Senior Debt Securities], obtaining any consent or other action to be taken by holders of the [Senior Debt Securities] and for all other purposes whatsoever, and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Company nor the Trustee shall have any responsibility or obligation to any Participant, any person claiming a beneficial ownership interest in the [Senior Debt Securities] under or through the Depository or any Participant, or any other person which is not shown on the Senior Debt Security Register as being a holder of the [Senior Debt Securities], with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the





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
         principal of or interest on the [Senior Debt Securities]; or (iii) the payment by any Participant to any owner of a beneficial ownership interest in the [Senior Debt Securities] in respect of the principal of or interest on the [Senior Debt Securities]. The Trustee shall pay all principal of and interest on the [Senior Debt Securities] only to or upon the order of the registered holder or holders of the [Senior Debt Securities], as shown in the Senior Debt Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and interest on the [Senior Debt Securities] to the extent of the sum or sums so paid. No person other than a holder of the [Senior Debt Securities], as shown in the Senior Debt Security Register, shall receive an authenticated [Senior Debt Security] evidencing the obligation of the Company to make payment of the principal of and interest on the [Senior Debt Securities] pursuant to the Indenture and this Series ____ Supplement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co., and subject to the provisions of the Indenture and this Series _____ Supplement, the word "Cede & Co.", as used in this Series _____ Supplement, shall refer to each new nominee of DTC.

                 (d) In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the [Senior Debt Securities], as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the [Senior Debt Securities], then the Trustee shall notify the Depository and the Company, and the Depository will notify the Participants of the availability through the Depository of definitive certificated [Senior Debt Securities]. In such event, the Company shall execute, and the Trustee, upon receipt of a written order of the Company, signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary (an "Issuer Order"), for the authentication and delivery of definitive certificated [Senior Debt Securities], will authenticate and deliver [Senior Debt Securities] in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security and in exchange for such Global Security.

                 (e) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the [Senior Debt Securities] or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Securities Exchange Act of 1934, as





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
         amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to the [Senior Debt Securities]. If a successor Depository for the [Senior Debt Securities] is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated [Senior Debt Securities], will authenticate and deliver [Senior Debt Securities] in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security and in exchange for such Global Security.

                 (f) The Company may at any time and in its sole discretion determine that the [Senior Debt Securities] shall no longer be represented by a Global Security. In such event the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated [Senior Debt Securities], will authenticate and deliver [Senior Debt Securities] in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security and in exchange for such Global Security.

                 (g) Upon the exchange of a Global Security for [Senior Debt Securities] in definitive certificated form, in authorized denominations, such Global Security shall be cancelled by the Trustee.

                 (h) Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing the [Senior Debt Securities] to any Participant having [Senior Debt Securities] credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing the [Senior Debt Securities].

                 (i) In connection with any notice or other communication to be provided to holders of the [Senior Debt Securities] pursuant to the Indenture and this Series _____ Supplement by the Company or the Trustee with respect to any consent or other action to be taken by holders of the [Senior Debt Securities], the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the





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
         extent possible. Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole record holder of the [Senior Debt Securities].

SECTION 14.  Confirmation of FINA, Inc. Guarantee.

         The Guarantor hereby acknowledges and confirms that its Guarantee with respect to each Series of Senior Debt Securities, on the terms and subject to the conditions set forth in Article Three of the Indenture, shall be fully applicable to the [Senior Debt Securities].

SECTION 15.  Certain Defined Terms.

         All terms used in this Series _____ Supplement which are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are defined in this Series _____ Supplement or the context clearly requires otherwise.

SECTION 16. Counterparts.

         This Series _____ Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 17.  Governing Law.

         This Series _____ Supplement and each [Senior Debt Security] issued hereunder shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State, provided that the rights, duties, immunities and standard of care of the Trustee shall be governed by and construed in accordance with the laws of the United States of America.

SECTION 18.  Acceptance of Trusts.

         Texas Commerce Bank National Association hereby accepts the trusts in this Series _____ Supplement declared and provided, upon the terms and conditions herein and in the Indenture set forth.

SECTION 19.  Ratification of Indenture.

         As supplemented by this Series _____ Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Series _____ Supplement shall be read, taken and construed as one and the same instrument.

                  [Insert additional provisions as necessary]





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
         IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused this Series _____ Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                        FINA OIL AND CHEMICAL COMPANY

[SEAL]

                                        By:_____________________________________
                                            Yves Bercy,
                                            Vice President, Chief Financial
                                            Officer and Treasurer
ATTEST:


___________________________________
Linda Middleton,
Secretary


                                        FINA, INC.

[SEAL]

                                        By:_____________________________________
                                            Yves Bercy,
                                            Vice President, Chief Financial
                                            Officer and Treasurer
ATTEST:


___________________________________
Linda Middleton,
Assistant Secretary

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION

[SEAL]

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
ATTEST:


___________________________________
[Name & Title]








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
STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )


         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Yves Bercy and Linda Middleton, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FINA OIL AND CHEMICAL COMPANY, a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of _______________________, 19_____.


                                        ____________________________________
                                        Notary Public in and for the
                                        State of Texas



 My commission expires:
                                        _____________________________________
                                        [Type or print name]
 ___________________________

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Yves Bercy and Linda Middleton, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FINA, INC., a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of _______________________, 19_____.



                                        ____________________________________
                                        Notary Public in and for the
                                        State of Texas


 My commission expires:
                                        ____________________________________
                                        [Type or print name]
 ___________________________

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )


         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared __________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, and that he executed the same as the act of said banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of _______________________, 19___.


                                        ____________________________________
                                        Notary Public in and for the State of
                                        Texas



 My commission expires:
                                        ____________________________________
                                        [Type or print name]
 ___________________________





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